Ex. 99.1

YayYo, Inc. Announces Company Name Change to Rideshare Rental, Inc.

BEVERLY HILLS, CA / Globalnewswire/ November 10, 2020 / YayYo, Inc. (OTC PINK: YAYO), a leading provider of vehicles to the rideshare and delivery gig economy industry, today announced its recent corporate name change to Rideshare Rental, Inc., effective as of September 11, 2020.

The company has used the name YayYo, Inc since its inception, with Rideshare Car Rentals, LLC operating as its wholly-owned subsidiary. The name change reflects the company’s shift since 2017 away from the development of a Metasearch App to a corporate focus in the growing rideshare and gig economy transportation industry.

Rideshare Rental, Inc., a Delaware corporation, is a holding company operating through its wholly-owned subsidiaries, Distinct Cars, LLC and Rideshare Car Rentals, LLC. Each subsidiary is a Delaware limited liability company. Rideshare Rental, Inc.’s operating business segments include:

Rideshare Platform—On October 31, 2017, the company created the wholly-owned subsidiary Rideshare Car Rentals, LLC to incubate the concept of a proprietary transportation network system focused on the development of a peer-to-peer booking platform to rent passenger vehicles to self-employed rideshare and delivery drivers. The company deployed and launched the rideshare platform on Ridesharerental.com (http://www.Ridesharerental.com). The rideshare platform now exists as a proprietary peer-to-peer car-rental marketplace, connecting drivers seeking rental vehicles with the company’s fleet of vehicles and other fleet owners.

Fleet Management— On June 10, 2017, the company formed the wholly-owned subsidiary Distinct Cars, LLC for purposes of developing a fleet management business. The fleet management business focuses on the maintenance of a fleet of brand-new passenger vehicles, under lease contract with the company, to be subsequently rented directly to drivers in the gig economy. The fleet management business and vehicles are made available through the company’s rideshare platform.

“This new name reflects our business mobility strategy and our focus as a leading provider of rental vehicles to rideshare and delivery drivers, who are the backbone of the gig economy,” says Rideshare Rental Inc. Chief Executive Officer, Ramy El-Batrawi.

About Rideshare Rental, Inc.

Rideshare Rental, Inc. bridges the gap between rideshare drivers in need of a suitable vehicle and rideshare companies that depend on attracting and keeping drivers. Rideshare Rental, Inc. uniquely supports drivers in both the higher and lower economic categories with innovative policies and programs. Rideshare Rental, Inc. is a leading provider of rental vehicles to drivers in the ever-expanding gig economy.

Rideshare Rental, Inc. provides SEC filings, investor events, press and earnings releases about our financial performance on the investor relations section of our website (www.yayyo.com).

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Forward-Looking Statement Disclaimer

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that the company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can identify these forward-looking statements by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. The company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law. Although the company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and the company cautions investors that actual results may differ materially from the anticipated results.

Public Relations Contact

Ramy El-Batrawi

Phone: 888-209-5643

Email: investors@yayyo.com

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